Exhibit 99.1

NEWS RELEASE
CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS SECOND QUARTER RESULTS
Reaffirms Fiscal 2023 Guidance

LOS ANGELES, CA – November 9, 2022 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2023 second quarter ended September 30, 2022 – reflecting solid demand for aftermarket hard parts, offset by customers delaying orders and supply chain disruptions for critical components.

Fiscal 2023 Second Quarter Results

Net sales for the fiscal 2023 second quarter were $172.5 million -- representing a 6.6 percent increase compared with $161.8 million in the prior year, which excludes $13.7 million of core revenue due to a realignment of inventory at customer distribution centers with sales benefits evolving as product mix changes.

Fiscal second quarter results were sharply impacted by certain customers delaying orders.  The bulk of these delayed orders are expected to be shipped by the fiscal 2023 fourth quarter.

Fiscal second quarter results were also impacted by the company’s heavy-duty products, which experienced lower than anticipated sales due in large part to critical component shortages. Sales are expected to increase in the second half of the fiscal year, starting in the current fiscal third quarter.

The company’s diagnostics products also experienced supply chain disruptions for semi-conductor chips, which delayed order shipments to certain EV customers.  Sales are expected to increase in the second half of the fiscal year, starting in the current fiscal third quarter.

Order flow for the company’s JBT-1 diagnostic testing equipment for automotive retail stores continues to be robust, with expectations for strong sales contributions from this product in the fiscal second half.

 Net loss for the fiscal 2023 second quarter was $6.5 million, or $0.34 per share, compared with net income of $3.7 million, or $0.19 per diluted share, a year ago -- impacted by approximately $5.0 million, or $0.26 per share, of non-cash items, as detailed in Exhibit 1. The company also was impacted by approximately $3.9 million, or $0.20 per share, of other costs, primarily transitory costs related to supply chain disruptions.  In addition to the above items, results for the quarter were primarily impacted by unusual supply chain shortages of critical components for the company’s diagnostic products and heavy-duty products, as referenced above.

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Motorcar Parts of America, Inc.
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Results for the fiscal second quarter were also impacted by $5.7 million of higher interest expenses compared with the prior year, with price increases expected to help offset higher rates and certain costs.

Prior-year net income of $3.7 million, or $0.19 per diluted share, was impacted by approximately $8.1 million, or $0.41 per diluted share, of non-cash items, including a non-cash loss of $3.9 million, or $0.20 per diluted share on a pre-tax basis, for the foreign exchange impact of lease liabilities and forward contracts, as detailed in Exhibit 1. The company also was impacted by approximately $1.5 million, or $0.08 per diluted share, of other costs, including transitory costs related to supply chain disruptions for the prior year.

Gross profit for the fiscal 2023 second quarter was $26.5 million compared with $36.0 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2023 second quarter was 15.4 percent compared with 20.5 percent a year earlier. Gross margin for the fiscal 2023 second quarter was impacted by $4.3 million, or 2.5 percent, of non-cash items, and $3.7 million, or 2.1 percent, by the transitory supply chain disruptions, as detailed in Exhibit 3.  Gross margin for the fiscal 2023 second quarter compared with the prior year was impacted by (i) higher inflationary costs, (ii) changes in product mix, (iii) unusual supply chain shortages of critical components for the company’s diagnostic and heavy-duty products and (iv) the benefit of core revenue in the prior year due to a realignment of inventory at certain customer distribution centers.  Gross margin is expected to benefit from certain price increases that went into effect at the end of the fiscal second quarter.

“Despite the inflationary cost environment and the impact on gross margin from order delays due to supply chain challenges primarily for our heavy-duty and diagnostics products, we remain optimistic about our business on a year-over-year basis.  We are encouraged by easing supply chain conditions and the demand outlook for our product lines in the second half of the fiscal year,” said Selwyn Joffe, chairman, president, and chief executive officer.

Six-Month Results

Net sales for the fiscal 2023 six-month period were $336.5 million -- representing an 8.3 percent increase compared with $310.8 million in the prior year, which excludes $13.7 million in core revenue due to a realignment of inventory at customer distribution centers with sales benefits evolving as product mix changes.

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Motorcar Parts of America, Inc.
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Net loss for the fiscal 2023 six-month period was $6.7 million, or $0.35 per share, compared with net income of $4.5 million, or $0.23 per diluted share, a year ago -- impacted by approximately $9.2 million, or $0.48 per share, of non-cash items, as detailed in Exhibit 2. The company also was impacted by approximately $6.6 million, or $0.35 per share, of other costs, primarily transitory costs related to supply chain disruptions.  In addition to the above items, results for the six-month period were primarily impacted by unusual supply chain shortages of critical components for the company’s diagnostic products and heavy-duty products, as referenced above.

Results for the fiscal 2023 six-month period were also impacted by $8.6 million of higher interest expenses compared with the prior year, with price increases expected to help offset higher rates and certain costs.

Gross profit for the fiscal 2023 six-month period was $56.8 million compared with $59.5 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2023 six-month period was 16.9 percent compared with 18.3 percent a year earlier.  Gross margin for the fiscal 2023 six-month period was impacted by $7.9 million, or 2.4 percent, of non-cash items, and $6.2 million, or 1.8 percent, by the transitory supply chain disruptions, as detailed in Exhibit 4.  Gross margin for the fiscal 2023 six-month period compared with the prior year was impacted by various items discussed above for the quarter.

Fiscal 2023 Second Half Considerations

•	Reaffirming previously announced guidance -- including year-over-year record sales targets between $680 million and $700 million, representing between 4.6 and 7.6 percent year-over-year growth.
•	Expected margin improvement from additional price increases, easing supply chain constraints and further operational efficiencies.
•	Improved cash flow from enhanced profitability across all product lines.

Fiscal 2023 Guidance Reaffirmed

Motorcar Parts of America expects net sales for its fiscal year ending March 31, 2023 to be between $680 million and $700 million, representing between 4.6 and 7.6 percent year-over-year growth -- ramping up throughout the year. Excluding $13.3 million of core revenue realized in fiscal year 2022 (which the company does not expect in fiscal 2023), net sales are expected to increase between 6.8 and 9.9 percent in fiscal year 2023. Operating income is expected to be between $57 million and $61 million, before the non-cash foreign exchange impact of lease liabilities and forward contracts, the non-cash impact of revaluation of cores on customers’ shelves, and supply chain disruptions and costs related to COVID-19. The company estimates other non-cash items will be approximately $21 million, including core and finished goods premium amortization and share-based compensation, and cash expenses will be approximately $2 million for special EV-related research and development expenses, impacting operating income. The company estimates depreciation and amortization will be approximately $13 million.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

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Motorcar Parts of America, Inc.
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Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on November 9, 2022 through 8:59 p.m. Pacific time on November 16, 2022 by calling (800) 770-2030 (domestic) or (647) 362-9199 (international) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2022 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net sales	$172,543,000	$175,548,000	$336,528,000	$324,582,000
Cost of goods sold	146,027,000	139,597,000	279,710,000	265,060,000
Gross profit	26,516,000	35,951,000	56,818,000	59,522,000
Operating expenses:
General and administrative	14,846,000	14,465,000	28,480,000	26,951,000
Sales and marketing	6,066,000	5,520,000	11,608,000	10,888,000
Research and development	2,670,000	2,495,000	5,783,000	4,996,000
Foreign exchange impact of lease liabilities and forward contracts	1,082,000	3,917,000	1,760,000	1,384,000
Total operating expenses	24,664,000	26,397,000	47,631,000	44,219,000
Operating income	1,852,000	9,554,000	9,187,000	15,303,000
Interest expense, net	9,283,000	3,620,000	16,204,000	7,561,000
(Loss) income before income tax (benefit) expense	(7,431,000)	5,934,000	(7,017,000)	7,742,000
Income tax (benefit) expense	(914,000)	2,251,000	(325,000)	3,198,000

Net (loss) income	$(6,517,000)	$3,683,000	$(6,692,000)	$4,544,000

Basic net (loss) income per share	$(0.34)	$0.19	$(0.35)	$0.24

Diluted net (loss) income per share	$(0.34)	$0.19	$(0.35)	$0.23
Weighted average number of shares outstanding:
Basic	19,272,557	19,135,356	19,197,181	19,094,904
Diluted	19,272,557	19,619,774	19,197,181	19,638,045

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2022	March 31, 2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$7,611,000	$23,016,000
Short-term investments	1,989,000	2,202,000
Accounts receivable — net	79,861,000	85,075,000
Inventory	401,202,000	385,504,000
Contract assets	33,861,000	27,500,000
Prepaid expenses and other current assets	15,511,000	13,688,000
Total current assets	540,035,000	536,985,000
Plant and equipment — net	47,853,000	51,062,000
Operating lease assets	77,965,000	81,997,000
Long-term deferred income taxes	28,150,000	26,982,000
Long-term contract assets	313,188,000	310,255,000
Goodwill and intangible assets — net	6,046,000	7,004,000
Other assets	1,476,000	1,413,000
TOTAL ASSETS	$1,014,713,000	$1,015,698,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$169,518,000	$168,435,000
Customer finished goods returns accrual	27,516,000	38,086,000
Contract liabilities	50,213,000	42,496,000
Revolving loan	163,000,000	155,000,000
Other current liabilities	4,841,000	11,930,000
Operating lease liabilities	6,752,000	6,788,000
Current portion of term loan	3,670,000	3,670,000
Total current liabilities	425,510,000	426,405,000
Term loan, less current portion	11,171,000	13,024,000
Long-term contract liabilities	181,145,000	172,764,000
Long-term deferred income taxes	115,000	126,000
Long-term operating lease liabilities	78,359,000	80,803,000
Other liabilities	7,715,000	7,313,000
Total liabilities	704,015,000	700,435,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,423,148 and 19,104,751 shares issued and outstanding at September 30, 2022 and March 31, 2022, respectively	194,000	191,000
Additional paid-in capital	229,489,000	227,184,000
Retained earnings	86,262,000	92,954,000
Accumulated other comprehensive loss	(5,247,000)	(5,066,000)
Total shareholders’ equity	310,698,000	315,263,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,014,713,000	$1,015,698,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and six months ended September 30, 2022 and 2021. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended September 30, 2022 and 2021	Exhibit 1

	Three Months Ended September 30,
	2022		2021
	$	Per Share	$	Per Share
GAAP net (loss) income	$(6,517,000)	$(0.34)	$3,683,000	$0.19

Non-cash items impacting net (loss) income
Core and finished goods premium amortization	$3,064,000	$0.16	$3,190,000	$0.16
Revaluation - cores on customers’ shelves	1,269,000	0.07	1,687,000	0.09
Share-based compensation expenses and earn-out accruals	1,251,000	0.06	1,981,000	0.10
Foreign exchange impact of lease liabilities and forward contracts	1,082,000	0.06	3,917,000	0.20
Tax effect (a)	(1,667,000)	(0.09)	(2,694,000)	(0.14)
Total non-cash items impacting net (loss) income	$4,999,000	$0.26	$8,081,000	$0.41

Cash items impacting net (loss) income
Supply chain disruptions and related costs (b)	$4,220,000	$0.22	$6,025,000	$0.31
New product line start-up costs and transition expenses, and severance (c)	921,000	0.05	884,000	0.05
Gain due to realignment of inventory at customer distribution centers	-	-	(4,862,000)	(0.25)
Tax effect (a)	(1,285,000)	(0.07)	(512,000)	(0.03)
Total cash items impacting net (loss) income	$3,856,000	$0.20	$1,535,000	$0.08

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the three-months ended September 30, 2022, consists of $3,654,000 impacting gross profit and $566,000 included in operating expenses.
For the three-months ended September 30, 2021, consists of of $5,452,000 impacting gross profit and $573,000 included in operating expenses.
(c) For the three-months ended September 30, 2022, consists of $921,000 included in operating expenses.
For the three-months ended September 30, 2021, consists of $797,000 included in cost of goods sold and $87,000 included in operating expenses.

Items Impacting Net Income for the Six Months Ended September 30, 2022 and 2021	Exhibit 2

	Six Months Ended September 30,
	2022		2021
	$	Per Share	$	Per Share
GAAP net (loss) income	$(6,692,000)	$(0.35)	$4,544,000	$0.23

Non-cash items impacting net (loss) income
Core and finished goods premium amortization	$6,108,000	$0.32	$5,867,000	$0.30
Revaluation - cores on customers’ shelves	1,841,000	0.10	2,671,000	0.14
Share-based compensation expenses and earn-out accruals	2,500,000	0.13	3,524,000	0.18
Foreign exchange impact of lease liabilities and forward contracts	1,760,000	0.09	1,384,000	0.07
Tax effect (a)	(3,052,000)	(0.16)	(3,362,000)	(0.17)
Total non-cash items impacting net (loss) income	$9,157,000	$0.48	$10,084,000	$0.51

Cash items impacting net (loss) income
Supply chain disruptions and related costs (b)	$7,314,000	$0.38	$11,322,000	$0.58
New product line start-up costs and transition expenses, and severance (c)	1,539,000	0.08	3,067,000	0.16
Gain due to realignment of inventory at customer distribution centers	-	-	(4,862,000)	(0.25)
Tax effect (a)	(2,213,000)	(0.12)	(2,382,000)	(0.12)
Total cash items impacting net (loss) income	$6,640,000	$0.35	$7,145,000	$0.36

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the six-months ended September 30, 2022, consists of $6,202,000 impacting gross profit and $1,112,000 included in operating expenses.
For the six-months ended September 30, 2021, consists of of $10,213,000 impacting gross profit and $1,109,000 included in operating expenses.
(c) For the six-months ended September 30, 2022, consists of $1,539,000 included in operating expenses.
For the six-months ended September 30, 2021, consists of $2,744,000 included in cost of goods sold and $323,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended September 30, 2022 and 2021	Exhibit 3

	Three Months Ended September 30,
	2022		2021
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$26,516,000	15.4%	$35,951,000	20.5%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$3,064,000	1.8%	$3,190,000	1.8%
Revaluation - cores on customers’ shelves	1,269,000	0.7%	1,687,000	1.0%
Total non-cash items impacting gross profit	$4,333,000	2.5%	$4,877,000	2.8%

Cash items impacting gross profit
Supply chain disruptions and related costs	$3,654,000	2.1%	$5,452,000	3.1%
New product line start-up costs and transition expenses	-	-	797,000	0.5%
Gain due to realignment of inventory at customer distribution centers (a)	-	-	(4,862,000)	-1.3%
Total cash items impacting gross profit	$3,654,000	2.1%	$1,387,000	2.3%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting Gross Profit for the Six Months Ended September 30, 2022 and 2021	Exhibit 4

	Six Months Ended September 30,
	2022		2021
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$56,818,000	16.9%	$59,522,000	18.3%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$6,108,000	1.8%	$5,867,000	1.8%
Revaluation - cores on customers’ shelves	1,841,000	0.5%	2,671,000	0.8%
Total non-cash items impacting gross profit	$7,949,000	2.4%	$8,538,000	2.6%

Cash items impacting gross profit
Supply chain disruptions and related costs	$6,202,000	1.8%	$10,213,000	3.1%
New product line start-up costs and transition expenses	-	-	2,744,000	0.8%
Gain due to realignment of inventory at customer distribution centers (a)	-	-	(4,862,000)	-0.8%
Total cash items impacting gross profit	$6,202,000	1.8%	$8,095,000	3.2%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Six Months Ended September 30, 2022 and 2021	Exhibit 5

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
GAAP net (loss) income	$(6,517,000)	$3,683,000	$(6,692,000)	$4,544,000
Interest expense, net	9,283,000	3,620,000	16,204,000	7,561,000
Income tax expense	(914,000)	2,251,000	(325,000)	3,198,000
Depreciation and amortization	3,090,000	3,219,000	6,214,000	6,364,000
EBITDA	$4,942,000	$12,773,000	$15,401,000	$21,667,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$3,064,000	$3,190,000	$6,108,000	$5,867,000
Revaluation - cores on customers’ shelves	1,269,000	1,687,000	1,841,000	2,671,000
Share-based compensation expenses and earn-out accruals	1,251,000	1,981,000	2,500,000	3,524,000
Foreign exchange impact of lease liabilities and forward contracts	1,082,000	3,917,000	1,760,000	1,384,000
Total non-cash items impacting EBITDA	$6,666,000	$10,775,000	$12,209,000	$13,446,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$4,220,000	$6,025,000	$7,314,000	$11,322,000
New product line start-up costs and transition expenses, and severance (a)	921,000	820,000	1,539,000	2,836,000
Gain due to realignment of inventory at customer distribution centers	-	(4,862,000)	-	(4,862,000)
Total cash items impacting EBITDA	$5,141,000	$1,983,000	$8,853,000	$9,296,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.